LEGAL PROCEEDINGS
Since October 2003
 Federated and related
 entities collectively
Federated and various
 Federated funds Funds
 have been named as
defendants in several
 class action lawsuits
 now pending in the
United States District
 Court for the District
 of Maryland The lawsuits
were purportedly filed
 on behalf of people
who purchased owned
andor redeemed shares
 of Federatedsponsored
 mutual funds during
specified periods
 beginning November 1 1998
 The suits are generally
similar in alleging that
Federated engaged in
illegal and improper
trading practices including
market timing and late
trading in concert with
 certain institutional
traders which allegedly
caused financial
injury to the mutual fund
shareholders These lawsuits
 began to be filed shortly
 after Federateds first
public announcement that it
had
received requests for
information on shareholder
trading activities in the
 Funds from the SEC the Office
of the New York State
Attorney General NYAG and
other authorities In that
regard on November 28 2005
 Federated announced that
it had reached final
settlements with the SEC
and the NYAG with respect
 to those matters Specifically
 the SEC and NYAG settled
proceedings against
three Federated subsidiaries
involving undisclosed market
 timing arrangements and late
 trading The SEC made findings
 that Federated
Investment Management Company
 FIMC an SECregistered
investment adviser to various
Funds and Federated Securities
Corp an
SECregistered brokerdealer
 and distributor for the Funds
violated provisions of the
 Investment Advisers Act and
 Investment Company Act
by approving but not disclosing
 three market timing arrangements
 or the associated conflict of
interest between FIMC and the funds
involved in the arrangements either
 to other fund shareholders or to
the funds board and that Federated
Shareholder Services
Company formerly an SECregistered
transfer agent failed to prevent
a customer and a Federated
employee from late trading in
violation
of provisions of the Investment
 Company Act The NYAG found
that such conduct violated
provisions of New York State
law Federated
entered into the settlements
 without admitting or denying
the regulators findings As
Federated previously reported
in 2004 it has already
paid approximately 80 million
 to certain funds as determined
by an independent consultant
As part of these settlements
 Federated
agreed to pay disgorgement
and a civil money penalty in
the aggregate amount of an
additional 72 million and
among other things
agreed that it would not
 serve as investment adviser
 to any registered investment
 company unless i at least 75
 of the funds directors
are independent of Federated
ii the chairman of each such
fund is independent of
Federated iii no action
may be taken by the funds
board or any committee
thereof unless approved by
 a majority of the independent
 trustees of the fund or
committee respectively and
iv the fund appoints a senior
 officer who reports to the
independent trustees and is
responsible for monitoring
compliance by the fund
with applicable laws and
 fiduciary duties and for
managing the process by
which management fees charged
to a fund are approved
The settlements are described
 in Federateds announcement
 which along with previous
press releases and related
communications on
those matters is available
in the About Us section of
Federateds website at
FederatedInvestorscom
Federated entities have
also been named as defendants
 in several additional
lawsuits that are now pending
in the United States
District Court for the
Western District of
 Pennsylvania alleging
among other things excessive
advisory and Rule 12b1 fees
The Board of the Funds
retained the law firm of
 Dickstein Shapiro LLP
 to represent the Funds
 in each of the lawsuits
described in
the preceding two paragraphs
Federated and the Funds and
their respective counsel
have been defending this
litigation and none of
the Funds remains a
defendant in any of the
 lawsuits though some
could potentially receive
 any recoveries as nominal
 defendants
Additional lawsuits based
 upon similar allegations
 may be filed in the future
 The potential impact of
these lawsuits all of which
seek
unquantified damages attorneys
fees and expenses and future
 potential similar suits is
uncertain Although we do not
believe that these
lawsuits will have a material
 adverse effect on the Funds
 there can be no assurance
that these suits ongoing
adverse publicity andor
other developments resulting
 from the regulatory
investigations will not
result in increased Fund
redemptions reduced sales
of Fund
shares or other adverse
consequences for the Funds